Exhibit 99.1

NEWS…	Contact:	Lisa Hathcoat
April 26, 2007		Dirk Montgomery
FOR IMMEDIATE RELEASE		(813) 282-1225

ISS RECOMMENDS THAT OSI RESTAURANT PARTNERS’ STOCKHOLDERS
VOTE “FOR” MERGER

Tampa, FL, April 26, 2007 - OSI Restaurant Partners, Inc. (NYSE:OSI) today announced that Institutional Shareholder Services (ISS) has recommended that OSI’s stockholders vote “FOR” adoption of OSI’s merger agreement with Kangaroo Holdings, Inc. and Kangaroo Acquisition, Inc. at its May 8, 2007 Special Meeting of Stockholders. Kangaroo Holdings and Kangaroo Acquisition are controlled by an investor group comprised of investment funds affiliated with Bain Capital Partners LLC and Catterton Management Company LLC, which are private equity firms, and expected to include OSI’s founders and certain members of OSI’s senior management. ISS is a leading independent U.S. proxy advisory firm and its voting analyses and recommendations are relied upon by hundreds of major institutional investment funds, mutual funds and fiduciaries throughout the country.

In recommending that OSI’s stockholder vote “FOR” adoption of the merger agreement, ISS stated in part that:

“Based on reasonable premium and valuation multiples, lack of interest from competing bidders and a normal arbitrage spread for the company's stock price, we believe that the current offer represents a more favorable alternative for shareholders.”*

*Permission to use quotations from the ISS report was neither sought nor obtained.

As announced on November 6, 2006, OSI entered into a merger agreement with Kangaroo Holdings and Kangaroo Acquisition pursuant to which OSI’s stockholders will be entitled to receive $40.00 in cash for each share they own, subject to closing of the transaction. The merger consideration represents a 23% premium over the closing price of shares of OSI common stock on November 3, 2006, the last trading day prior to announcement of the merger.

OSI’s stockholders are encouraged to read the definitive proxy statement relating to the merger in its entirety as it provides, among other things, a detailed discussion of the process that led to execution of the merger agreement. A special committee comprised of all of OSI’s independent directors and OSI’s board of directors recommended that OSI stockholders vote “FOR” adoption of the merger agreement.

The vote of each OSI stockholder is very important regardless of the number of shares of common stock that a stockholder owns. A failure to vote will have the same legal effect as a vote against adoption of the merger agreement.

Stockholders who have questions about the merger, need assistance in submitting their proxy or voting their shares should contact OSI’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016,
1-800-322-2885 toll-free) or 212-929-5500 (call-collect), Email: proxy@mackenziepartners.com.

OSI Restaurant Partners’ portfolio of brands consists of Outback Steakhouse, Carrabba's Italian Grill, Bonefish Grill, Fleming's Prime Steakhouse & Wine Bar, Roy's, Lee Roy Selmon's, Blue Coral Seafood & Spirits and Cheeseburger in Paradise. It has operations in 50 states and 20 countries internationally.

Additional Information and Where to Find It

A definitive proxy statement of OSI Restaurant Partners and other materials has been filed with the Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT OSI RESTAURANT PARTNERS AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the definitive proxy statement as well as other filed documents containing information about OSI Restaurant Partners at http://www.sec.gov, the SEC’s free internet site. Free copies of OSI Restaurant Partners’ SEC filings are also available on OSI Restaurant Partners’ internet site at http://www.osirestaurantpartners.com.

Participants in the Solicitation

OSI Restaurant Partners and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from OSI Restaurant Partners’ stockholders with respect to the special meeting of stockholders. Information regarding the officers and directors of OSI Restaurant Partners is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on March 30, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, is set forth in the proxy statement and other materials filed with SEC in connection with the proposed transaction.

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